Exhibit 99.2 Q4 2020 EARNINGS PRESENTATION February 4, 2021

2 Contact: Elie Sugarman ir@bsig.com (617) 369-7300 Exhibit 99.1 BrightSphere Reports Financial and Operating Results for the Fourth Quarter Ended December 31, 2020 • U.S. GAAP earnings per share of $2.42 for the quarter, compared to $0.79 for Q4'19, driven by the gain on sale of Barrow Hanley • ENI earnings per share of $0.47 for the quarter, compared to $0.50 for Q4'19 • Net client cash flows (“NCCF”) for the quarter of $(1.1) billion; NCCF of $(0.3) billion excluding now disposed-of Affiliate, Barrow Hanley • AUM of $156.7 billion at December 31, 2020 compared to $184.8 billion at September 30, 2020 including Barrow Hanley and $140.2 billion at September 30, 2020 excluding Barrow Hanley • The Company fully paid down the remaining $80 million outstanding on its revolving credit facility BOSTON - February 4, 2021 - BrightSphere Investment Group Inc. (NYSE: BSIG) reports its results for the fourth quarter ended December 31, 2020. Suren Rana, BrightSphere’s President and Chief Executive Officer said, “BrightSphere produced ENI earnings per share of $0.47 for the quarter compared to $0.50 in the fourth quarter of 2019. The decrease primarily reflected the impact of disposition of Barrow Hanley in the quarter which was partly offset by our expense management and share repurchase activity. Our ENI earnings per share of $0.47 in the quarter stayed stable relative to $0.47 in the third quarter of 2020, again reflecting the disposition of Barrow Hanley in the quarter, which led to lower ENI in our Liquid Alpha segment but was offset by higher ENI in our Quant & Solutions segment driven by the continuing market recovery and higher ENI in our Alternatives segments driven by net inflows. Our total net client cash flows in the quarter on a pro forma basis, i.e. excluding Barrow Hanley, were $(0.3) billion, as net client cash flows of $0.6 billion in Alternatives, reflecting the continuation of our fundraising activity, and $0.4 billion in pro forma Liquid Alpha (excluding Barrow Hanley) were offset by net client cash flows of $(1.3) billion in Quant & Solutions. The investment performance of our Affiliates in the fourth quarter remained generally stable compared to the third quarter of 2020. In the quarter, we reached our target of reducing annualized corporate center cost by $20 million through the implementation of an Affiliate-led approach. We completed the sale of Barrow Hanley in the quarter and believe we now have a well-positioned business. We expect to use the sale proceeds to return capital to the shareholders and may also consider further deleveraging. On the capital management front, in the fourth quarter we fully paid off the remaining $80 million of borrowings on our corporate revolver, reducing our net debt to adjusted EBITDA ratio to 0.0x as of the end of the fourth quarter compared to 1.5x at the end of the third quarter.”

3 Dividend Declaration The Company’s Board of Directors approved a quarterly interim dividend of $0.01 per share payable on March 26, 2021 to shareholders of record as of the close of business on March 12, 2021. Conference Call Dial-in The Company will hold a conference call and simultaneous webcast to discuss the results at 11:00 a.m. Eastern Time on February 4, 2021. To listen to the call or view the webcast, participants should: Dial-in: Toll Free Dial-in Number: (844) 445-4807 International Dial-in Number: (647) 253-8636 Conference ID: 3498574 Link to Webcast: https://event.on24.com/wcc/r/2941987/7451C30E127DC00E4EE7632ED4F5DF2A Dial-in Replay: A replay of the call will be available beginning approximately one hour after its conclusion either on BrightSphere’s website, at https://ir.bsig.com or at: Toll Free Dial-in Number: (800) 585-8367 International Dial-in Number: (416) 621-4642 Conference ID: 3498574 About BrightSphere BrightSphere is a diversified, global asset management company with approximately $157 billion of assets under management as of December 31, 2020. Through its five world-class investment management Affiliates, BrightSphere offers sophisticated investors access to a wide array of leading quantitative and solutions-based, private and public market alternative, and liquid alpha strategies designed to meet a range of risk and return objectives. For more information, please visit BrightSphere’s website at www.bsig.com. Information that may be important to investors will be routinely posted on our website.

4 Forward Looking Statements This communication includes forward-looking statements which may include, from time to time, expected use of proceeds from the sale of Barrow Hanley, anticipated revenues, margins, operating expense, variable compensation and distribution ratios, cash flows or earnings growth profile, anticipated performance of the Company’s business or particular segments, expected future net cash flows, anticipated AUM growth, expense levels and cost savings, capital management, benefits and timing of our recent repositioning of our corporate center and/or expectations regarding strategic positioning and market conditions. The words or phrases ‘‘will likely result,’’ ‘‘are expected to,’’ ‘‘will continue,’’ ‘‘is anticipated,’’ ‘‘can be,’’ ‘‘may be,’’ ‘‘aim to,’’ ‘‘may affect,’’ ‘‘may depend,’’ ‘‘intends,’’ ‘‘expects,’’ ‘‘believes,’’ ‘‘estimate,’’ ‘‘project,’’ and other similar expressions are intended to identify such forward-looking statements. Such statements are subject to various known and unknown risks and uncertainties and readers should be cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance. Actual results may differ materially from those in forward-looking information as a result of various factors, some of which are beyond the Company’s control, including but not limited to those discussed above and elsewhere in this communication and in the Company’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 2, 2020, Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 11, 2020, and subsequent SEC filings, including risks related to the disruption caused by the COVID-19 pandemic, which has and is expected to materially affect our business, financial condition, results of operations and cash flows for an extended period of time. Due to such risks and uncertainties and other factors, the Company cautions each person receiving such forward-looking information not to place undue reliance on such statements. Further, such forward-looking statements speak only as of the date of this communication and the Company undertakes no obligations to update any forward looking statement to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events. This communication does not constitute an offer for any fund managed by the Company or any Affiliate of the Company. Non-GAAP Financial Measures This communication contains non-GAAP financial measures. Reconciliations of GAAP to non-GAAP financial measures are included in the Reconciliations and Disclosures section of this communication. Additional reconciliations with respect to certain segment measures are included in the Supplemental Information section of this communication.

Q4'20 Highlights

BrightSphere Highlights

- U.S. GAAP EPS of $2.42 for Q4'20 compared to $0.79 for Q4'19, increase driven by the gain on sale of Barrow Hanley
- ENI EPS of $0.47 for Q4'20, compared to $0.50 for Q4'19
- NCCF of $(1.1) billion for Q4'20, and $(0.3) billion[(1)] excluding Barrow Hanley
  - NCCF of $0.6 billion in Alternatives and $0.4 billion in Liquid Alpha (excluding Barrow Hanley)
  - NCCF of $(1.3) billion in Quant & Solutions reflected moderated rebalancing activity
- Quant and Solutions investment performance continued to be strong with 43%, 50% and 90% of strategies by revenue beating their benchmarks over the prior 3-, 5-, and 10-year periods at December 31, 2020
- Completed the sale of Barrow Hanley in November 2020; proceeds expected to be used to return capital to shareholders and possibly further deleveraging
- Revolving credit facility was fully paid down at December 31, 2020 compared to $80 million at September 30, 2020

Please see Definitions and Additional Notes

(1) Pro forma for divestiture of Barrow Hanley for the three months ended December 31, 2020.

BRIGHTSPHERE
Investment Group

5

U.S. GAAP Statement of Operations

($ in millions, unless otherwise noted)	Three Months Ended December 31, 2020	December 31, 2019	Increase (Decrease)	September 30, 2020
Management fees	$ 170.5	$ 197.2	(13.5)%	$ 178.2
Performance fees	5.3	6.8	(22.1)%	1.2
Other revenue	2.1	1.7	23.5 %	1.6
Consolidated Funds' revenue	0.9	1.7	(47.1)%	1.4
Total revenue	**178.8**	**207.4**	**(13.8)%**	**182.4**
Compensation and benefits	104.7	83.4	25.5 %	109.7
General and administrative	28.4	33.5	(15.2)%	25.4
Amortization of acquired intangibles	1.6	1.7	(5.9)%	1.6
Depreciation and amortization	5.4	5.0	8.0 %	5.2
Consolidated Funds' expense	0.1	—	n/m	—
Total operating expenses	**140.2**	**123.6**	**13.4 %**	**141.9**
Operating income	**38.6**	**83.8**	**(53.9)%**	**40.5**
Investment income (loss)	8.1	5.4	50.0 %	3.9
Interest income	0.1	0.4	(75.0)%	—
Interest expense	(6.4)	(8.1)	(21.0)%	(6.9)
Gain on sale of Affiliates	234.1	—	n/m	7.2
Net consolidated Funds' investment gains (losses)	9.4	7.1	32.4 %	2.1
Income from continuing operations before taxes	**283.9**	**88.6**	**220.4 %**	**46.8**
Income tax expense (benefit)	78.4	14.3	448.3 %	12.8
Income from continuing operations	**205.5**	**74.3**	**176.6 %**	**34.0**
Gain (loss) on disposal of discontinued operations, net of tax	—	—	n/m	—
Net income	**205.5**	**74.3**	**176.6 %**	**34.0**
Net income (loss) attributable to non-controlling interests	7.5	6.5	15.4 %	(3.2)
Net income attributable to controlling interests	**198.0**	**67.8**	**192.0 %**	**37.2**
Earnings per share, basic, $	$ 2.49	$ 0.79	215.2 %	$ 0.46
Earnings per share, diluted, $	$ 2.42	$ 0.79	206.3 %	$ 0.46
Basic shares outstanding (in millions)	79.6	85.9		80.0
Diluted shares outstanding (in millions)	81.8	85.9		80.9
U.S. GAAP operating margin	22 %	40 %	(1882) bps	22 %
Pre-tax income from continuing operations attributable to controlling interests	$ 276.4	82.1	236.7 %	$ 50.0
Net income from continuing operations attributable to controlling interests	$ 198.0	$ 67.8	192.0 %	$ 37.2

Please see Definitions and Additional Notes

Q4'20 vs. Q4'19

- Total revenue decreased (13.8)% from Q4'19 primarily due to lower management fees which were impacted by the Barrow Hanley disposition and a decline in average AUM in 2020
- Operating expenses increased 13.4% from Q4'19 primarily due to the change in compensation expense as a result of the revaluation of Affiliate equity, which was was slightly offset by the decrease in general and administrative expenses as a result of the decrease in travel expenses caused by the coronavirus pandemic
- Gain on sale of Affiliates of $234.1 million in Q4'20 includes the pre-tax gain from the sale of Barrow Hanley
- Income tax expense increased from $14.3 million in Q4'19 to $78.4 million in Q4'20, reflecting the tax on the gain on sale of Affiliate in Q4'20
- U.S. GAAP net income attributable to controlling interests increased 192.0% from the prior year quarter primarily due to the gain on sale of Affiliates, net of tax
- Diluted earnings per share increased 206.3% from $0.79 in Q4'19 to $2.42 in Q4'20 due to the gain on sale of Affiliates net of tax

BRIGHTSPHERE Investment Group

6

7 Disciplined Execution of Long-Term Growth Strategy • Quant & Solutions ◦ Leveraging broad quant capabilities to provide exposures and solutions sought by clients • Alternatives ◦ Diverse secondaries private market strategies attracting growing investor allocations • Liquid Alpha ◦ Differentiated fundamental strategies with strong long-term alpha generation remain attractive • Product innovation ◦ Support Affiliate-led extensions of investment strategies into high-demand areas through ongoing seeding program • Affiliate-led distribution enhancements ◦ Support Affiliate expansion of distribution teams including entry into new markets and channels • Strong free cash flow from diversified revenue streams; 28% of pro forma ENI revenue(1) from long-term contracts • Manage leverage using free cash flows from the business • Continued focus on returning capital to shareholders • Ongoing expense discipline Focus on High- Demand Quant & Solutions and Alternatives Strategies (85%(1) of Pro Forma Segment ENI) Support Affiliates’ Growth Strategies Drive Shareholder Value __________________________________________________________ Please see Definitions and Additional Notes (1) Pro forma for divestiture of Barrow Hanley for the three months ended December 31, 2020.

Business Mix Positioned to Generate Organic Growth

- 85%[(1)] of Segment ENI in high-demand Quant & Solutions and Alternatives Segments

Quant & Solutions[(1)]

- Highly scalable offerings with substantial capacity and growing global demand
- Leveraging data and technology in computational factor-based investment process
- Versatile, highly-tailored, outcome-driven investing to achieve client-specific goals
- Ongoing product innovation responds to evolving client needs
- Multi-Asset Class capability meeting increased demand for broad-based, bespoke investment solutions

Alternatives[(1)]

- Diverse secondaries private market strategies in private equity, real estate and real assets
- Predominately private market, with selected differentiated liquid strategies
- More than 90% of revenue comprising management fees from long-term committed capital
- Long-dated investment periods provide long-term committed assets
- Growing global investor base and substantial capacity

Liquid Alpha[(1)]

- Demonstrated long-term alpha generation across diverse, long-only international and domestic public securities strategies including equities and fixed income
- Strong performance over market cycles driven by consistent investment discipline
- Expansion into in-demand, higher fee offerings to support healthy operating margins
- Disciplined adherence to investment processes across market cycles

Please see Definitions and Additional Notes

(1) Pro forma for divestiture of Barrow Hanley for the three months ended December 31, 2020.

(2) Certain smaller Acadian strategies are included in Alternatives and certain TSW strategies are included in Quant & Solutions where the classification is more appropriate.

BRIGHTSPHERE Investment Group

8

9 ___________________________________________________________ Please see Definitions and Additional Notes (1) Pro forma for divestiture of Barrow Hanley for the three months ended December 31, 2020. (2) Represents percentage of segment pre-tax economic net income and adjusted EBITDA, and excludes economic net income and adjusted EBITDA of the corporate head office included in ‘other’ as reflected in segment information. More Attractive Pro Forma Business Mix - by Earnings Metrics(1) B ri gh tS p h er e P ro F o rm a Economic Net Income(2)ENI Revenue Quant & Solutions 65% Liquid Alpha 14% Alternatives 21% Adjusted EBITDA(2) Quant & Solutions 55% Liquid Alpha 20% Alternatives 25% Quant & Solutions 59% Liquid Alpha 13% Alternatives 28% Quant & Solutions 58% Liquid Alpha 22% Alternatives 20% Quant & Solutions 63% Liquid Alpha 15% Alternatives 22% Quant & Solutions 60% Liquid Alpha 21% Alternatives 19%

Segment Highlight: Quant & Solutions

- Segment NCCF of $(1.3) billion for Q4'20 compared to $(0.8) billion for Q4'19, AUM increased 5.4% from December 31, 2019
- Investment performance continued to be stable, with 90% revenue-weighted outperformance over the 10 year period
- Segment ENI decreased 16.6% in Q4'20 compared to Q4'19 mainly due to lower revenue driven by change in AUM mix

Key Performance Metrics

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Increase (Decrease)	Three Months Ended September 30, 2020	Increase (Decrease)
Operational Information					
AUM $b	$ 107.4	$ 101.9	5.4 %	$ 95.4	12.6 %
Average AUM $b	$ 99.3	$ 98.2	1.1 %	$ 95.7	3.8 %
NCCF $b	$ (1.3)	$ (0.8)	$ (0.5)	$ (2.3)	$ 1.0
Annualized Revenue Impact of NCCF $m	$ (8.0)	$ (6.9)	$ (1.1)	$ (11.0)	$ 3.0
ENI management fee rate (bps)	37	38	(1) bps	37	0 bps
Economic Net Income Basis					
ENI Revenue $m	$ 96.9	$ 103.3	(6.2)%	$ 89.0	8.9 %
Segment Economic Net Income $m	$ 35.7	$ 42.8	(16.6)%	$ 33.0	8.2 %
ENI Operating Margin	38.3 %	43.7 %	(540) bps	38.0 %	30 bps
Adjusted EBITDA $m	$ 40.4	$ 47.2	(14.4)%	$ 37.4	8.0 %

Segment Performance - Quant & Solutions[(1)]

Revenue-Weighted



100%
50%
0%
43%
50%
90%
3-Year
5-Year
10-Year

	3-Year	5-Year	10-Year
Q3'20	45%	49%	88%
Q4'19	45%	58%	100%

Equal-Weighted



100%
50%
0%
39%
54%
89%
3-Year
5-Year
10-Year

	3-Year	5-Year	10-Year
Q3'20	44%	59%	89%
Q4'19	52%	72%	95%

Asset-Weighted



100%
50%
0%
36%
43%
85%
3-Year
5-Year
10-Year

	3-Year	5-Year	10-Year
Q3'20	38%	43%	82%
Q4'19	40%	61%	100%

Please see Definitions and Additional Notes

(1) *As of December 31, 2020, Quant & Solutions assets representing 47% of revenue were outperforming benchmarks on a 1- year basis, compared to 11% at December 31, 2019 and 57% at September 30, 2020*

BRIGHTSPHERE Investment Group

10

Segment Highlight: Alternatives

- Segment NCCF of $0.6 billion for Q4'20 compared to $0.6 billion for Q4'19; AUM increased 1.7% to $24.2 billion at December 31, 2020 compared to $23.8 billion at December 31, 2019
- Alternatives revenue increased 9.3%, and segment ENI increased 41.4% in Q4'20 compared to Q4'19, mainly due to fundraising activity and catch-up fees

Key Performance Metrics

	Three Months Ended December 31,			Three Months Ended September 30,	
	2020	2019	Increase (Decrease)	2020	Increase (Decrease)
Operational Information					
AUM $b	$ 24.2	$ 23.8	1.7 %	$ 23.9	1.3 %
Average AUM $b	$ 24.1	$ 23.5	2.6 %	$ 23.9	0.8 %
NCCF $b	$ 0.6	$ 0.6	$ —	$ 0.7	$ (0.1)
Annualized Revenue Impact of NCCF $m	$ 3.8	$ 2.9	$ 0.9	$ 6.0	$ (2.2)
ENI management fee rate (bps) (1)	73	68	5 bps	72	1 bps
Economic Net Income Basis					
ENI Revenue $m	$ 44.6	$ 40.8	9.3 %	$ 43.8	1.8 %
Segment Economic Net Income (2) $m	$ 12.3	$ 8.7	41.4 %	$ 11.1	10.8 %
ENI Operating Margin	39.0 %	35.8 %	320 bps	42.0 %	(300) bps
Adjusted EBITDA (2) $m	$ 12.8	$ 9.0	42.2 %	$ 11.6	10.3 %

Alternative Assets Overview

Alternative Assets by Strategy



Real Assets: 24.0%
Liquid Alternatives: 4.5%
Real Estate: 22.3%
Private Equity 49.2%

Alternative Assets Breakout



Commingled: 68.6%
(typically 8-12
year lockup)
Fund of One: 31.4%
(Institutional client can
maintain Alternative
exposure beyond terms of
typical fund)

(1) *Excluding net catch-up fees, the weighted average fee rate for Alternatives would be 73 bps in Q4'20, 72 bps in Q4'19, and 72 bps in Q3'20.*
(2) *Segment ENI and Adjusted EBITDA include net catch-up fees of $0.1 million in Q4'20, $(1.9) million in Q4'19 and $0.0 million in Q3'20.*

BRIGHTSPHERE Investment Group

11

12 Segment Performance - Liquid Alpha(4) Revenue-Weighted 52% 21% 93% 3-Year 5-Year 10-Year 0% 100% Asset-Weighted 48% 22% 96% 3-Year 5-Year 10-Year 0% 100% No data to display Equal-Weighted ___________________________________________________________ Please see Definitions and Additional Notes (1) Pro forma ENI management fee rate of 40 bps, 39 bps, and 38 bps as of December 31, 2020, December 31, 2019 and September 30, 2020, respectively. Pro forma for the divestiture of Barrow Hanley and Copper Rock. (2) Pro forma ENI Operating Margin of 53.9%, 49.8%, and 49.2% as of December 31, 2020, December 31, 2019 and September 30, 2020, respectively. Pro forma for the divestiture of Barrow Hanley and Copper Rock. (3) As of December 31, 2020 Liquid Alpha assets representing 2% of revenue were outperforming benchmarks on a 1- year basis (due to approximately 75% of revenue in three strategies marginally underperformed benchmarks). (4) As of December 31, 2020 Liquid Alpha performance reflected the divestiture of Barrow Hanley and as of September 30, 2020 Liquid Alpha performance reflected the divestiture of Barrow Hanley and Copper Rock. Segment Highlight: Liquid Alpha • Segment NCCF of $(0.4) billion for Q4'20 compared to $(24.9) billion for Q4'19, which had been driven by Vanguard reallocation; Pro Forma NCCF (excl. Barrow Hanley) of $0.4 billion for Q4'20 • Decline in segment AUM to $25.1 billion at December 31, 2020 compared to $78.7 billion at December 31, 2019 driven by $48.6 billion Barrow Hanley disposition; AUM of $25.1 billion at December 31, 2020 increased from pro forma AUM (excl. Barrow Hanley and Copper Rock) of $23.1 billion at December 31, 2019 mainly due to market performance • Liquid Alpha revenue decreased 41.3% and segment ENI decreased 39.5% in Q4'20 compared to Q4'19, mainly due to the sale of Barrow Hanley in Q4; ENI operating margin improved to 47.5% Key Performance Metrics Three Months Ended December 31, Three Months Ended September 30, 2020 2019 Increase (Decrease) 2020 Increase (Decrease) Operational Information AUM $b $ 25.1 $ 78.7 (68.1) % $ 65.5 (61.7) % Average AUM $b $ 44.6 $ 88.1 (49.4) % $ 65.2 (31.6) % NCCF $b $ (0.4) $ (24.9) $ 24.5 $ 0.1 $ (0.5) Annualized Revenue Impact of NCCF $m $ (3.7) $ (40.7) $ 37.0 $ 4.5 $ (8.2) ENI management fee rate (bps)(1) 33 29 4 bps 30 3 bps Economic Net Income Basis ENI Revenue $m $ 35.8 $ 61.0 (41.3) % $ 47.9 (25.3) % Segment Economic Net Income $m $ 13.8 $ 22.8 (39.5) % $ 17.2 (19.8) % ENI Operating Margin(2) 47.5% 45.7% 180 bps 42.0% 550 bps Adjusted EBITDA $m $ 14.0 $ 23.0 (39.1) % $ 17.3 (19.1) % Q3'20 47% 21% 77% Q4'19 52% 67% 72% Q3'20 65% 54% 79% Q4'19 66% 68% 81% Q3'20 54% 26% 80% Q4'19 57% 70% 72% Equal-Weighted 75% 38% 88% 3-Year 5-Year 10-Year 0% 100% (3)

13 $(1.3) $(1.3) $0.6 $0.6 $(0.4) $0.4 Q4 2020 Pro forma excluding BHMS $-3 $-2 $-1 $0 $1 $2 __________________________________________________________ (1) Annualized revenue impact of net flows represents annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts (inflows), less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts (outflows), plus revenue impact from reinvested income and distribution. Annualized management fee for client flow is calculated by multiplying the annual gross fee rate for the relevant account with the inflow or the outflow, including equity-accounted Affiliate. In addition, reinvested income and distribution for each segment is multiplied by average fee rate for the respective segment to compute the revenue impact. (2) Average fee rate represents the average blended fee rate on assets for each segment for the three months ended December 31, 2020. (3) Percentage is equal to the annual revenue impact of NCCF divided by run rate management fees based on beginning of year AUM. (4) BrightSphere closed on the sale of Barrow Hanley in November 2020. Net Client Cash Flows Breakdown $(8.0) $(8.0) $(3.7) $(0.8) $3.8 $3.8 Q4 2020 Pro forma excluding BHMS $-12 $-10 $-8 $-6 $-4 $-2 $0 $2 $4 $6 $8 $10 $12 $14 Total NCCF $(1.1) $(0.3) Revenue Impact as a % of BOP Run Rate Management Fees(3) (1.0)% (0.8)% AUM Net Client Cash Flows (“NCCF”) Revenue Impact of NCCF(1) Quant & Solutions Liquid AlphaAlternatives Avg. Fee Rate (bps) (2) 37 73 33 $m$b Q4 2020 37 42 Bps inflows Bps outflows $6.0 (4) 73 37 40 41.0 43.1 $6.0

Key Performance Metrics

Key Performance Metrics[1]

($ in millions, unless otherwise noted)	Three Months Ended December 31,			Three Months Ended September 30,	
U.S. GAAP Basis	2020	2019	Increase (Decrease)	2020	Increase (Decrease)
Revenue	$ 178.8	$ 207.4	(13.8)%	$ 182.4	(2.0)%
Pre-tax income from cont. ops. attributable to controlling interests	276.4	82.1	236.7 %	50.0	452.8 %
Net income attributable to controlling interests	198.0	67.8	192.0 %	37.2	432.3 %
Diluted shares outstanding (in millions)	81.8	85.9		80.9	
Diluted earnings per share, $	$ 2.42	$ 0.79	206.3 %	$ 0.46	426.1 %
U.S. GAAP operating margin	22 %	40 %	(1882) bps	22 %	(62) bps
Economic Net Income Basis (Non-GAAP measure used by management)					
ENI revenue	$ 177.4	$ 205.2	(13.5)%	$ 180.8	(1.9)%
Pre-tax economic net income	50.8	56.3	(9.8)%	49.5	2.6 %
Economic net income	38.7	43.2	(10.4)%	37.7	2.7 %
ENI diluted earnings per share, $	$ 0.47	$ 0.50	(6.0)%	$ 0.47	— %
Adjusted EBITDA	61.8	66.9	(7.6)%	60.5	2.1 %
ENI operating margin	37 %	37 %	33 bps	36 %	58 bps
Other Operational Information					
Assets under management at period end ($ in billions)[2]	$ 156.7	$ 204.4	(23.3)%	$ 184.8	(15.2)%
Net client cash flows ($ in billions)	(1.1)	(25.1)	n/m	(1.5)	n/m
Annualized revenue impact of net flows	(7.9)	(44.7)	n/m	(0.5)	n/m

Please see Definitions and Additional Notes

(1) Please see Reconciliations and Disclosures for the reconciliation of Net income attributable to controlling interests to Adjusted EBITDA and ENI.

(2) Pro forma AUM of $148.8 billion and $140.2 billion as of December 31, 2019 and September 30, 2020, respectively. Pro forma for divestiture of Barrow Hanley and Copper Rock.

BRIGHTSPHERE Investment Group

14

15 ENI Revenue • ENI Revenue includes management fees, performance fees, and our share of earnings from equity-accounted Affiliate • Q4'20 ENI revenue of $177.4 million decreased from Q4'19 by (14)% primarily due to the sale of Barrow Hanley • Management fees decreased (13.5)% overall from Q4'19 primarily driven by the sale of Barrow Hanley which offset equity market appreciation during the quarter ENI Revenue ($m) Three Months Ended December 31, Three Months Ended September 30, 2020 2019 Increase (Decrease) 2020 Increase (Decrease) Management fees $ 170.5 $ 197.2 (14)% $ 178.2 (4)% Performance fees 5.3 6.8 (22)% 1.2 342% Other income, including equity-accounted Affiliate 1.6 1.2 33% 1.4 14% ENI revenue $ 177.4 $ 205.2 (14)% $ 180.8 (2)% Commentary ___________________________________________________________ Please see Definitions and Additional Notes

ENI Operating Expenses

Commentary

- Total ENI operating expenses reflect Affiliate and Center operating expenses (excluding variable compensation)
- ENI Operating expenses reduced to $72.5 million in Q4'20 from $86.5 million in Q4'19 reflecting expense discipline and Center restructuring, as well as the impact of the sale of Barrow Hanley
- Q4'20 Operating Expense Ratio[(1)] decreased to 42.5% compared to Q4'19 due to lower expenses
- 2021 full year Operating Expense Ratio expected to be approximately 41-43%; ratio is subject to fluctuations as assets and management fees change

Total ENI Operating Expenses

($m)	Three Months Ended December 31,					Three Months Ended September 30,		
	2020		2019			2020		
	$m	% of MFs[(2)]	$m	% of MFs[(2)]	Increase (Decrease)	$m	% of MFs[(2)]	Increase (Decrease)
Fixed compensation and benefits	$ 41.1	24.1 %	$ 46.0	23.3 %	(11)%	$ 42.8	24.0 %	(4)%
G&A expenses (excl. sales based compensation)	23.4	13.7 %	32.8	16.6 %	(29)%	23.8	13.4 %	(2)%
Depreciation and amortization	5.4	3.2 %	5.0	2.5 %	8%	5.2	2.9 %	4%
Core operating expense subtotal	**$ 69.9**	**41.0 %**	**$ 83.8**	**42.5 %**	(17)%	**$ 71.8**	**40.3 %**	(3)%
Sales based compensation	2.6	1.5 %	2.7	1.4 %	(4)%	2.0	1.1 %	30%
Total ENI operating expenses	**$ 72.5**	**42.5 %**	**$ 86.5**	**43.9 %**	(16)%	**$ 73.8**	**41.4 %**	(2)%
Note: Management fees	$ 170.5		$ 197.2		(14)%	$ 178.2		(4)%

Please see Definitions and Additional Notes

(1) Operating Expense Ratio reflects total ENI operating expenses as a percent of management fees.

(2) Represents reported ENI management fee revenue.

BRIGHTSPHERE Investment Group

16

ENI Variable Compensation

Commentary

- Variable compensation typically awarded based on contractual percentage (e.g., ~25% - 35%) of each Affiliate's ENI earnings before variable compensation, plus Center bonuses; also includes contractual split of certain performance fees
  - Affiliate variable compensation includes cash and equity provided through recycling
  - Center variable compensation includes cash and BSIG equity
- Q4'20 Variable Compensation Ratio increased to 37.5% from 36.6% in Q4'19; higher variable compensation ratio is partly due to change in mix of cash and non-cash variable compensation
- 2021 full year Variable Compensation Ratio expected to be 37% - 39% as a result of our evolving business mix

ENI Variable Compensation

($m)	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Increase (Decrease)	Three Months Ended September 30, 2020	Increase (Decrease)
Cash Variable Compensation	$ **36.0**	$ **38.4**	*(6)%*	$ **37.5**	*(4)%*
Add: Non-cash equity-based award amortization	3.3	5.1	*(35)%*	3.7	*(11)%*
Variable compensation	**39.3**	**43.5**	*(10)%*	**41.2**	*(5)%*
Earnings before variable compensation	$ **104.9**	$ **118.7**	*(12)%*	$ **107.0**	*(2)%*
Variable Compensation Ratio (VC as % of earnings before variable comp.)	37.5 %	36.6 %	*82 bps*	38.5 %	*(100) bps*

Please see Definitions and Additional Notes

BRIGHTSPHERE Investment Group
17

18 Affiliate Key Employee Distributions ($m) Three Months Ended December 31, Three Months Ended September 30, 2020 2019 Increase (Decrease) 2020 Increase (Decrease) Earnings after variable compensation (ENI operating earnings) $ 65.6 $ 75.2 (13)% $ 65.8 —% Less: Affiliate key employee distributions (9.7) (13.3) (27)% (11.0) (12)% Earnings after Affiliate key employee distributions $ 55.9 $ 61.9 (10)% $ 54.8 2% Affiliate key employee Distribution Ratio ( / ) 14.8% 17.7% (290) bps 16.7% (193) bps • Represents employees’ share of profit from their respective Affiliates, in some cases following an initial preference to BSIG(1) • Q4'20 Distribution Ratio of 14.8% lower than Q4'19 mainly due to the change in mix of earnings • 2021 full year Distribution Ratio expected to be 17% - 19%; mix of Affiliate earnings will have significant impact to the ratio A B B A Affiliate Key Employee Distributions Commentary __________________________________________________________ Please see Definitions and Additional Notes (1) For consolidated Affiliates.

19 Balance Sheet December 31, 2020 December 31, 2019 Assets Cash and cash equivalents $ 401.9 $ 111.3 Restricted cash 1.6 — Investment advisory fees receivable 112.8 151.9 Right of use assets 90.7 37.7 Investments 115.1 186.3 Other assets 542.8 727.3 Assets of consolidated Funds 114.3 205.2 Total assets $ 1,379.2 $ 1,419.7 Liabilities and shareholders' equity Accounts payable and accrued expenses $ 154.3 $ 179.3 Due to OM plc 3.4 3.7 Non-recourse borrowings — 35.0 Third party borrowings 394.3 533.8 Operating lease liabilities 107.9 42.5 Other liabilities 334.9 420.8 Liabilities of consolidated Funds — 6.2 Total liabilities $ 994.8 $ 1,221.3 Shareholders’ equity 302.4 64.4 Non-controlling interests, including NCI of consolidated Funds 82.0 134.0 Total equity 384.4 198.4 Total liabilities and equity $ 1,379.2 $ 1,419.7 Weighted average quarterly diluted shares (ENI) 81.8 85.9 Leverage ratio(1) 1.7 x 2.1 x Net leverage ratio(2) 0.0 x 1.7 x • $0.01 per share interim dividend approved ◦ Payable March 26 to shareholders of record as of March 12 • No amounts outstanding under revolving credit facility as of December 31 • December 31 net leverage ratio (Debt, net of total cash and cash equivalents / Adj. EBITDA) of 0.0x • Total seed and co-investment holdings of $70.3 million Capital Dividend, Investment & Buyback ($m) Balance Sheet Management _______________________________________________________________ (1) Debt calculated per terms of the Company’s external revolver and excludes non-recourse borrowings, divided by last twelve months Adjusted EBITDA. (2) Debt calculated per terms of the Company’s external revolver, net of total cash and cash equivalents, divided by last twelve months Adjusted EBITDA.

20 Supplemental Information

Segment Information for Q4'20 and Q4'19

($ in millions, unless otherwise noted)	Three Months Ended December 31, 2020						Three Months Ended December 31, 2019					
	Quant & Solutions	Alternatives	Liquid Alpha	Other	Reconciling Items[1]	Total U.S. GAAP[3]	Quant & Solutions	Alternatives	Liquid Alpha	Other	Reconciling Items[1]	Total U.S. GAAP[3]
ENI Revenue	**96.9**	**44.6**	**35.8**	**0.1**	**1.4**	**178.8**	**$ 103.3**	**$ 40.8**	**$ 61.0**	**$ 0.1**	**$ 2.2**	**$ 207.4**
ENI Operating Expenses	**39.7**	**17.0**	**10.8**	**5.0**	**15.0**	**87.5**	**40.2**	**17.5**	**18.8**	**10.0**	**(21.8)**	**64.7**
Earnings before variable compensation	**57.2**	**27.6**	**25.0**	**(4.9)**	**(13.6)**	**91.3**	**63.1**	**23.3**	**42.2**	**(9.9)**	**24.0**	**142.7**
Variable compensation	20.1	10.2	8.0	1.0	3.7	43.0	18.0	8.7	14.3	2.5	10.1	53.6
Earnings after variable compensation	**37.1**	**17.4**	**17.0**	**(5.9)**	**(17.3)**	**48.3**	**45.1**	**14.6**	**27.9**	**(12.4)**	**13.9**	**89.1**
Affiliate key employee distributions	1.4	5.1	3.2	—	—	9.7	2.3	5.9	5.1	—	(8.0)	5.3
Earnings after Affiliate key employee distributions	**35.7**	**12.3**	**13.8**	**(5.9)**	**(17.3)**	**38.6**	**42.8**	**8.7**	**22.8**	**(12.4)**	**21.9**	**83.8**
Net interest income (expense)	—	—	—	(5.1)	(1.2)	(6.3)	—	—	—	(5.6)	(2.1)	(7.7)
Net investment income (loss)	—	—	—	—	17.5	17.5	—	—	—	—	12.5	12.5
Gain on sale of Affiliates	—	—	—	—	234.1	234.1	—	—	—	—	—	—
Net (income) loss attributable to non-controlling interest	—	—	—	—	(7.5)	(7.5)	—	—	—	—	(6.5)	(6.5)
Income tax (expense) benefit	—	—	—	(12.1)	(66.3)	(78.4)	—	—	—	(13.1)	(1.2)	(14.3)
Economic Net Income	**$ 35.7**	**$ 12.3**	**$ 13.8**	**$ (23.1)**	**$ 159.3**	**$ 198.0**	**$ 42.8**	**$ 8.7**	**$ 22.8**	**$ (31.1)**	**$ 24.6**	**$ 67.8**
Adjusted EBITDA[2]	$ 40.4	$ 12.8	$ 14.0	$ (5.4)	$ 136.2	$ 198.0	$ 47.2	$ 9.0	$ 23.0	$ (12.3)	$ 0.9	$ 67.8
Segment Assets Under Management ($b)	**$ 107.4**	**$ 24.2**	**$ 25.1**	**$ —**	**$ —**	**$ 156.7**	**$ 101.9**	**$ 23.8**	**$ 78.7**	**$ —**	**$ —**	**$ 204.4**

Please see Definitions and Additional Notes

(1) For further information and additional reconciliations between GAAP and non-GAAP measures, refer to the Reconciliations and Disclosures section of this presentation and the Company's Annual Report on Form 10-K.

(2) Please see Reconciliations and Disclosures for the reconciliation of net income attributable to controlling interests to Adjusted EBITDA and ENI.

(3) Represents U.S. GAAP equivalent of non-GAAP segment information presented. The most directly comparable U.S. GAAP measure of ENI revenue is U.S. GAAP revenue. The most directly comparable U.S. GAAP measure of ENI operating expenses is U.S. GAAP operating expenses, which is comprised of Operating expenses, Variable compensation and Affiliate key employee distributions above. The most directly comparable U.S. GAAP measure of Earnings after Affiliate key employee distributions is U.S. GAAP Operating Income. The U.S. GAAP equivalent of Economic Net Income is U.S. GAAP Net Income attributable to controlling interests. The U.S. GAAP equivalent of Adjusted EBITDA is U.S. GAAP Net Income attributable to controlling interests.

BRIGHTSPHERE
Investment Group
21

Segment Information for Q3'20

Three Months Ended September 30, 2020

($ in millions, unless otherwise noted)	Quant & Solutions	Alternatives	Liquid Alpha	Other	Reconciling Items[1]	Total U.S. GAAP[3]
ENI Revenue	$ 89.0	$ 43.8	$ 47.9	$ 0.1	$ 1.6	$ 182.4
ENI Operating Expenses	37.2	15.3	15.5	5.8	12.6	86.4
Earnings before variable compensation	51.8	28.5	32.4	(5.7)	(11.0)	96.0
Variable compensation	18.0	10.1	12.3	0.8	3.3	44.5
Earnings after variable compensation	33.8	18.4	20.1	(6.5)	(14.3)	51.5
Affiliate key employee distributions	0.8	7.3	2.9	—	—	11.0
Earnings after Affiliate key employee distributions	33.0	11.1	17.2	(6.5)	(14.3)	40.5
Net interest income (expense)	—	—	—	(5.3)	(1.6)	(6.9)
Net investment income (loss)	—	—	—	—	6.0	6.0
Gain on sale of Affiliates	—	—	—	—	7.2	7.2
Net (income) loss attributable to non-controlling interest	—	—	—	—	3.2	3.2
Income tax (expense) benefit	—	—	—	(11.8)	(1.0)	(12.8)
Economic Net Income	$ 33.0	$ 11.1	$ 17.2	$ (23.6)	$ (0.5)	$ 37.2
Adjusted EBITDA[2]	$ 37.4	$ 11.6	$ 17.3	$ (5.8)	$ (23.3)	$ 37.2
Segment Assets Under Management ($b)	$ 95.4	$ 23.9	$ 65.5	$ —	$ —	$ 184.8

Please see Definitions and Additional Notes

(1) For further information and additional reconciliations between GAAP and non-GAAP measures, refer to the Reconciliations and Disclosures section of this presentation and the Company's Annual Report on Form 10-K.

(2) Please see Reconciliations and Disclosures for the reconciliation of net income attributable to controlling interests to Adjusted EBITDA and ENI.

(3) Represents U.S. GAAP equivalent of non-GAAP segment information presented. The most directly comparable U.S. GAAP measure of ENI revenue is U.S. GAAP revenue. The most directly comparable U.S. GAAP measure of ENI operating expenses is U.S. GAAP operating expenses, which is comprised of Operating expenses, Variable compensation and Affiliate key employee distributions above. The most directly comparable U.S. GAAP measure of Earnings after Affiliate key employee distributions is U.S. GAAP Operating Income. The U.S. GAAP equivalent of Economic Net Income is U.S. GAAP Net Income attributable to controlling interests. The U.S. GAAP equivalent of Adjusted EBITDA is U.S. GAAP Net Income attributable to controlling interests.

BRIGHTSPHERE Investment Group

22

Assets Under Management Rollforward by Segment

($ in billions, unless otherwise noted)	Three Months Ended		
	December 31, 2020	December 31, 2019	September 30, 2020
Quantitative and Solutions			
Beginning balance	$ 95.4	$ 95.5	$ 92.0
Gross inflows	3.1	2.3	2.8
Gross outflows	(5.0)	(3.9)	(5.7)
Reinvested income and distributions	0.6	0.8	0.6
Net flows	**(1.3)**	**(0.8)**	**(2.3)**
Market appreciation (depreciation)	13.3	7.2	5.7
Ending balance	**$ 107.4**	**$ 101.9**	**$ 95.4**
Average AUM[1]	$ 99.3	$ 98.2	$ 95.7
Alternatives			
Beginning balance	$ 23.9	$ 23.2	$ 24.1
Gross inflows	0.7	0.7	0.8
Gross outflows	(0.1)	(0.1)	(0.1)
Net flows	**0.6**	**0.6**	**0.7**
Market appreciation (depreciation)	(0.2)	0.2	(0.2)
Realizations and other	(0.1)	(0.2)	(0.7)
Ending balance	**$ 24.2**	**$ 23.8**	**$ 23.9**
Average AUM[1]	$ 24.1	$ 23.5	$ 23.9
Liquid Alpha			
Beginning balance	$ 65.5	$ 98.1	$ 64.9
Removal of Affiliates	(48.6)	—	(1.7)
Gross inflows	1.4	1.1	2.8
Gross outflows	(2.0)	(26.3)	(3.1)
Reinvested income and distributions	0.2	0.3	0.4
Net flows	**(0.4)**	**(24.9)**	**0.1**
Market appreciation (depreciation)	8.6	5.5	2.2
Ending balance	**$ 25.1**	**$ 78.7**	**$ 65.5**
Average AUM	$ 44.6	$ 88.1	$ 65.2
Average AUM of consolidated Affiliates	$ 41.9	$ 85.8	$ 63.0
Total			
Beginning balance	$ 184.8	$ 216.8	$ 181.0
Removal of Affiliates	(48.6)	—	(1.7)
Gross inflows	5.2	4.1	6.4
Gross outflows	(7.1)	(30.3)	(8.9)
Reinvested income and distributions	0.8	1.1	1.0
Net flows	**(1.1)**	**(25.1)**	**(1.5)**
Market appreciation (depreciation)	21.7	12.9	7.7
Realizations and other	(0.1)	(0.2)	(0.7)
Ending balance[2]	**$ 156.7**	**$ 204.4**	**$ 184.8**
Average AUM of consolidated Affiliates	$ 165.3	$ 207.5	$ 182.6
ENI management fee rate of consolidated Affiliates[3]	41.0	37.7	38.8
Basis points: inflows	36.6	39.0	41.8
Basis points: outflows	42.1	21.3	34.5
Annualized revenue impact of net flows (in millions)[4]	**$ (7.9)**	**$ (44.7)**	**$ (0.5)**

(1) *Average AUM equals average AUM of consolidated Affiliates.*
(2) *Pro forma AUM of $148.8 billion and $140.2 billion as of December 31, 2019 and September 30, 2020, respectively. Pro forma for divestiture of Barrow Hanley and Copper Rock.*
(3) *Pro forma ENI management fee rate of consolidated Affiliates of 43.1 bps, 42.4 bps, and 42.9 bps as of December 31, 2020, December 31, 2019 and September 30, 2020, respectively. Pro forma for divestiture of Barrow Hanley and Copper Rock.*
(4) *Vanguard related redemptions were $(22.8) billion in Q4'19, which produced annualized revenue impact of $(34.6) million.*

BRIGHTSPHERE Investment Group
23

24 Reconciliations and Disclosures

Reconciliations from U.S. GAAP to Non-GAAP Measures[1]

($ in millions)	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Three Months Ended September 30, 2020
U.S. GAAP net income (loss) attributable to controlling interests	$ 198.0	$ 67.8	$ 37.2
Adjustments to reflect the economic earnings of the Company:			
1 Non-cash key employee-owned equity and profit interest revaluations[2]	5.7	(38.2)	6.6
2 Goodwill impairment and amortization of acquired intangible assets and pre-acquisition employee equity[2]	3.2	14.5	3.2
3 Capital transaction costs[2]	0.2	0.4	0.1
4 Seed/Co-investment (gains) losses and financings[2]	(8.9)	(5.1)	(8.2)
5 Tax benefit of goodwill and acquired intangible deductions	2.4	2.2	2.2
6 Discontinued operations, restructuring and the impact of a one-time compensation arrangement that includes advances against future compensation payments[2][3]	(225.8)	2.6	(2.2)
Total adjustment to reflect earnings of the Company	$ (223.2)	$ (23.6)	$ 1.7
7 Tax effect of above adjustments[2]	61.6	7.1	0.1
ENI tax normalization	2.3	(8.1)	(1.3)
Economic net income	$ 38.7	$ 43.2	$ 37.7
ENI net interest expense to third parties	5.1	5.6	5.3
Depreciation and amortization[4]	5.9	5.0	5.7
Tax on Economic Net Income	12.1	13.1	11.8
Adjusted EBITDA	$ 61.8	$ 66.9	$ 60.5

ENI Adjustments

1. Exclude non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees
2. Exclude non-cash amortization or impairment expenses related to acquired goodwill and other intangibles, as well as the amortization of the value of employee equity owned prior to acquisitions. Please note that the revaluations related to these acquisition-related items are included in (1) above
3. Exclude capital transaction costs including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets
4. Exclude gains/losses on seed capital and co-investments, as well as related financing costs
5. Include cash tax benefits related to tax amortization of acquired intangibles
6. Exclude results of discontinued operations as they are not part of the ongoing business, restructuring costs incurred in continuing operations and the impact of a one-time compensation arrangement entered into that includes advances against future compensation payments
7. Exclude one-off tax benefits or costs unrelated to current operations

Please see Definitions and Additional Notes

(1) *For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Annual Report on Form 10-K.*
(2) *Tax-affected items for which adjustments are included in "Tax effect of above adjustments" line, excluding the discontinued operations component of item 6; taxed at 27.3% U.S. statutory rate (including state tax).*
(3) *The three months ended December 31, 2020 includes the impact of a one-time compensation arrangement entered into that includes advances against future compensation payments of $3.1 million, and restructuring costs which include costs associated with the transfer of an insurance policy from our former Parent of $0.6 million, restructuring related expenses at the Center and Affiliates of $4.6 million, and the gain on sale of Affiliates of $234.1 million. The three months ended December 31, 2019 includes restructuring costs which include costs associated with the redomicile to the U.S. of $0.5 million and restructuring related expenses at the Center and Affiliates of $2.1 million. The three months ended September 30, 2020 includes the impact of a one-time compensation arrangement entered into that includes advances against future compensation payments of $3.2 million, and restructuring costs which include costs associated with the transfer of an insurance policy from our former Parent of $0.4 million, restructuring related expenses at the Center and Affiliates of $1.4 million, and the gain on sale of Copper Rock of $7.2 million.*
(4) *The three months ended December 31, 2020 and September 30, 2020 include non-cash equity-based award amortization expense.*

BRIGHTSPHERE Investment Group

25

Reconciliations from U.S. GAAP to Non-GAAP Measures[1] (cont.)

Reconciliation of per-share U.S. GAAP Net Income to Economic Net Income

($)

	Three Months Ended		
	December 31, 2020	December 31, 2019	September 30, 2020
U.S. GAAP net income per share	$ 2.42	$ 0.79	$ 0.46
Adjustments to reflect the economic earnings of the Company:			
i. Non-cash key employee-owned equity and profit interest revaluations	0.07	(0.45)	0.08
ii. Goodwill impairment and amortization of acquired intangible assets and pre-acquisition employee equity	0.04	0.17	0.04
iii. Capital transaction costs	—	—	—
iv. Seed/Co-investment (gains) losses and financing	(0.11)	(0.06)	(0.10)
v. Tax benefit of goodwill and acquired intangibles deductions	0.03	0.03	0.04
vi. Discontinued operations, restructuring and the impact of a one-time compensation arrangement that includes advances against future compensation payments[2]	(2.76)	0.03	(0.03)
vii. ENI tax normalization	0.03	(0.09)	(0.02)
Tax effect of above adjustments, as applicable	0.75	0.08	—
Economic net income per share	$ 0.47	$ 0.50	$ 0.47

Reconciliation of U.S. GAAP Revenue to ENI Revenue

($ in millions)

	Three Months Ended		
	December 31, 2020	December 31, 2019	September 30, 2020
U.S. GAAP revenue	$ 178.8	$ 207.4	$ 182.4
Include investment return on equity-accounted Affiliate	0.8	0.7	0.9
Exclude revenue from consolidated Funds	(0.9)	(1.7)	(1.4)
Exclude fixed compensation reimbursed by customers	(1.3)	(1.2)	(1.1)
ENI revenue	$ 177.4	$ 205.2	$ 180.8

Please see Definitions and Additional Notes

(1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Annual Report on Form 10-K.

(2) The three months ended December 31, 2020 includes an adjustment to exclude $2.83 per share relating to the U.S. GAAP gain on sale of Barrow Hanley. The three months ended September 30, 2020 includes $0.09 per share relating to the U.S. GAAP gain on sale of Copper Rock.

BRIGHTSPHERE
Investment Group

26

Reconciliations from U.S. GAAP to Non-GAAP Measures[1] (cont.)

Reconciliation of U.S. GAAP Operating Expense to ENI Operating Expense

($ in millions)	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019	Three Months Ended September 30, 2020
U.S. GAAP operating expense	$ 140.2	$ 123.6	$ 141.9
Less: items excluded from ENI			
Amortization of pre-acquisition employee equity[2]	(1.6)	(12.8)	(1.6)
Non-cash key employee-owned equity and profit interest revaluations	(5.7)	38.2	(6.6)
Goodwill impairment and amortization of acquired intangible assets	(1.6)	(1.7)	(1.6)
Capital transaction costs	—	(0.2)	—
Restructuring costs and the impact of a one-time compensation arrangement that includes advances against future compensation payments[3]	(8.4)	(2.6)	(5.0)
Compensation reimbursed by customers	(1.3)	(1.2)	(1.1)
Funds' operating expense	(0.1)	—	—
Less: items segregated out of U.S. GAAP operating expense			
Variable compensation[4]	(39.3)	(43.5)	(41.2)
Affiliate key employee distributions	(9.7)	(13.3)	(11.0)
ENI operating expense	$ 72.5	$ 86.5	$ 73.8

Please see Definitions and Additional Notes

(1) *For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Annual Report on Form 10-K.*

(2) *Reflects amortization of pre-acquisition equity owned by employees, associated with the Landmark acquisition. Revaluation of the Landmark interests is included in "Non-cash key employee-owned equity and profit interest revaluations" above.*

(3) *The three months ended December 31, 2020 includes the impact of a one-time compensation arrangement entered into that includes advances against future compensation payments of $3.1 million, and restructuring costs made up of costs associated with the transfer of an insurance policy from our former Parent of $0.6 million and restructuring at the Center and Affiliates of $4.6 million. The three months ended December 31, 2019 includes restructuring costs which include costs associated with the redomicile to the U.S. of $0.5 million and restructuring related expenses at the Center and Affiliates of $2.1 million. The three months ended September 30, 2020 includes $3.2 million relating to the impact of a one-time compensation arrangement entered into that includes advances against future compensation payments, and restructuring costs which include costs associated with the transfer of an insurance policy from our former Parent of $0.4 million and restructuring related expenses at the Center and Affiliates of $1.4 million.*

(4) *Represents ENI variable compensation. For the three months ended December 31, 2020, December 31, 2019, and September 30, 2020, the U.S. GAAP equivalent of variable compensation was $43.0 million, $53.6 million and $44.5 million, respectively.*

BRIGHTSPHERE Investment Group

27

28 Reconciliations from U.S. GAAP to Non-GAAP Measures(1) (cont.) Reconciliation of U.S. GAAP pre-tax income from continuing operations to Pre-tax ENI ($ in millions) Three Months Ended December 31, December 31, September 30, 2020 2019 2020 U.S. GAAP pre-tax income from continuing operations $ 283.9 $ 88.6 $ 46.8 Adjustments to reflect the economic earnings of the Company: Non-cash key employee-owned equity and profit interest revaluations 5.7 (38.2) 6.6 Goodwill impairment and amortization of acquired intangible assets and pre-acquisition employee equity 3.2 14.5 3.2 Capital transaction costs 0.2 0.4 0.1 Seed/Co-investment (gains) losses and financings (8.9) (5.1) (8.2) Restructuring and the impact of a one-time compensation arrangement that includes advances against future compensation payments(2) (225.8) 2.6 (2.2) Net (income) loss attributable to non-controlling interests (7.5) (6.5) 3.2 Pre-tax ENI $ 50.8 $ 56.3 $ 49.5 ___________________________________________________________ Please see Definitions and Additional Notes (1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company’s Annual Report on Form 10-K. (2) The three months ended December 31, 2020 includes $3.1 million relating to the impact of a one-time compensation arrangement entered into that includes advances against future compensation payments, and restructuring costs which include the gain on sale of Affiliates of $234.1 million and restructuring related expenses at the Center and Affiliates of $4.6 million. The three months ended December 31, 2019 includes restructuring costs which include costs associated with the redomicile to the U.S. of $0.5 million and restructuring related expenses at the Center and Affiliates of $2.1 million. The three months ended September 30, 2020 includes $3.2 million relating to the impact of a one-time compensation arrangement entered into that includes advances against future compensation payments and restructuring costs which include costs associated with the transfer of an insurance policy from our former Parent of $0.4 million, restructuring related expenses at the Center and Affiliates of $1.4 million and the gain on sale of Copper Rock of $7.2 million.

29 References to “BrightSphere,” “BSIG” or the “Company” refer to BrightSphere Investment Group Inc.; references to “OM plc” refer to Old Mutual plc, the Company’s former parent; references to “BSUS” or the “Center” refer to the holding company excluding the Affiliates. BrightSphere operates its business through five asset management firms (the “Affiliates”). BrightSphere’s distribution activities are conducted in various jurisdictions through affiliated companies in accordance with local regulatory requirements. The Company uses a non-GAAP performance measure referred to as economic net income (“ENI”) to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Affiliate variable compensation and equity distributions, and incentivize management. The Company’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP. In the first quarter of 2020, the Company refined its definition of economic net income in light of a one-time compensation arrangement entered into that includes advances against future compensation payments. The Company re-categorizes certain line items on the income statement to: • exclude the effect of Fund consolidation by removing the portion of Fund revenues, expenses and investment return which is not attributable to its shareholders. • include within management fee revenue any fees paid to Affiliates by consolidated Funds, which are viewed as investment income under U.S. GAAP. • include the Company’s share of earnings from equity-accounted Affiliate within other income, rather than investment income; • treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits; • identify separately from operating expenses, variable compensation and Affiliate key employee distributions, which represent Affiliate earnings shared with Affiliate key employees; and • net the separate revenues and expenses recorded under U.S. GAAP for certain Fund expenses initially paid by the Company’s Affiliates on the Fund’s behalf and subsequently reimbursed, to better reflect the actual economics of the Company’s business. The Company also makes the following adjustments to U.S. GAAP results to more closely reflect its economic results by: i. excluding non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees. These ownership interests may in certain circumstances be repurchased by BrightSphere at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on the Company’s balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by BrightSphere can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity. ii. excluding non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business. It also excludes the amortization of acquisition-related contingent consideration, as well as the value of employee equity owned pre-acquisition, as occurred as a result of the Landmark transaction, where such items have been included in compensation expense as a result of ongoing service requirements for certain employees. Please note that the revaluations related to these acquisition-related items are included in (i) above. iii. excluding capital transaction costs, including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets. iv. excluding seed capital and co-investment gains, losses and related financing costs. The net returns on these investments are considered and presented separately from ENI because ENI is primarily a measure of the Company’s earnings from managing client assets, which therefore differs from earnings generated by its investments in Affiliate products, which can be variable from period to period. v. including cash tax benefits associated with deductions allowed for acquired intangibles and goodwill that may not be recognized or have timing differences compared to U.S. GAAP. vi. excluding the results of discontinued operations attributable to controlling interests since they are not part of the Company’s ongoing business, restructuring costs incurred in continuing operations and the impact of a one-time compensation arrangement entered into that includes advances against future compensation payments. vii. excluding deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization. Definitions and Additional Notes

30 Definitions and Additional Notes The Company adjusts its income tax expense to reflect any tax impact of its ENI adjustments. Adjusted EBITDA Adjusted EBITDA is defined as economic net income before interest, income taxes, depreciation and amortization. The Company notes that its calculation of Adjusted EBITDA may not be consistent with Adjusted EBITDA as calculated by other companies. The Company believes Adjusted EBITDA is a useful liquidity metric because it indicates the Company’s ability to make further investments in its business, service debt and meet working capital requirements. Refer to the reconciliation of U.S. GAAP net income attributable to controlling interests to ENI and Adjusted EBITDA. Segment ENI Segment ENI represents ENI for each of the Company’s reportable segments, calculated in accordance with the Company’s definition of Economic Net Income, before income tax, interest income and interest expense. Methodologies for calculating investment performance: Revenue-weighted investment performance measures the percentage of management fee revenue generated by Affiliate strategies which are beating benchmarks. It calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of revenue for strategies outperforming. Equal-weighted investment performance measures the percentage of Affiliates’ scale strategies (defined as strategies with greater than $100 million of AUM) beating benchmarks. Each outperforming strategy over $100 million has the same weight; the calculation sums the number of strategies outperforming relative to the total number of composites over $100 million. Asset-weighted investment performance measures the percentage of AUM in strategies beating benchmarks. It calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of AUM for strategies outperforming. ENI operating earnings ENI operating earnings represents ENI earnings before Affiliate key employee distributions and is calculated as ENI revenue, less ENI operating expense, less ENI variable compensation. It differs from economic net income because it does not include the effects of Affiliate key employee distributions, net interest expense or income tax expense. ENI operating margin The ENI operating margin, which is calculated before Affiliate key employee distributions, is used by management and is useful to investors to evaluate the overall operating margin of the business without regard to the Company’s various ownership levels at each of the Affiliates. ENI operating margin is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI revenue. The ENI operating margin is most comparable to the Company’s U.S. GAAP operating margin. ENI management fee revenue ENI Management fee revenue corresponds to U.S. GAAP management fee revenue. Net catch-up fees Net catch-up fees represent payment of fund management fees back to the initial closing date for certain products with multiple closings, less placement fees paid to third parties related to these funds. ENI operating expense ratio The ENI operating expense ratio is used by management and is useful to investors to evaluate the level of operating expense as measured against the Company’s recurring management fee revenue. The Company has provided this ratio since many operating expenses, including fixed compensation & benefits and general and administrative expense, are generally linked to the overall size of the business. The Company tracks this ratio as a key measure of scale economies at BrightSphere because in its profit sharing economic model, scale benefits both the Affiliate employees and BrightSphere shareholders.

31 Definitions and Additional Notes ENI earnings before variable compensation ENI earnings before variable compensation is calculated as ENI revenue, less ENI operating expense. ENI variable compensation ratio The ENI variable compensation ratio is calculated as variable compensation divided by ENI earnings before variable compensation. It is used by management and is useful to investors to evaluate consolidated variable compensation as measured against the Company’s ENI earnings before variable compensation. Variable compensation is usually awarded based on a contractual percentage of each Affiliate’s ENI earnings before variable compensation and may be paid in the form of cash or non-cash Affiliate equity or profit interests. Center variable compensation includes cash and BrightSphere equity. Non-cash variable compensation awards typically vest over several years and are recognized as compensation expense over that service period. The variable compensation ratio at each Affiliate will typically be between 25% and 35%. ENI Affiliate key employee distribution ratio The Affiliate key employee distribution ratio is calculated as Affiliate key employee distributions divided by ENI operating earnings. The ENI Affiliate key employee distribution ratio is used by management and is useful to investors to evaluate Affiliate key employee distributions as measured against the Company’s ENI operating earnings. Affiliate key employee distributions represent the share of Affiliate profits after variable compensation that is attributable to Affiliate key employee equity and profit interests holders, according to their ownership interests. At certain Affiliates, BSUS is entitled to an initial preference on profits after variable compensation, structured such that before a preference threshold is reached, there are no required key employee distributions, whereas for profits above the threshold the key employee distribution amount is calculated based on the key employee economic percentages, which range from approximately 20% to 40% at its consolidated Affiliates. U.S. GAAP operating margin U.S. GAAP operating margin equals operating income from continuing operations divided by total revenue. Consolidated Funds Financial information presented in accordance with U.S. GAAP may include the results of consolidated pooled investment vehicles, or Funds, managed by the Company’s Affiliates, where it has been determined that these entities are controlled by the Company. Financial results which are “attributable to controlling interests” exclude the impact of Funds to the extent it is not attributable to the Company’s shareholders. Annualized revenue impact of net flows (“NCCF”) Annualized revenue impact of net flows represents annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts (inflows), less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts (outflows), plus revenue impact from reinvested income and distribution. Annualized management fee for client flow is calculated by multiplying the annual gross fee rate for the relevant account with the inflow or the outflow, including equity-accounted Affiliate. In addition, reinvested income and distribution for each segment is multiplied by average fee rate for the respective segment to compute the revenue impact. Reinvested income and distributions Net flows include reinvested income and distributions made by BrightSphere’s Affiliates. Reinvested income and distributions represent investment yield not distributed as cash, and reinvested back to the portfolios. Realizations and Other Realizations include distributions related to the sale of alternative assets and represent return on investments. Other activity primarily relates to the decline in billable AUM as a legacy alternative fund transitioned from billing based on committed AUM to net asset value. n/m “Not meaningful.”